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                                                                    EXHIBIT 23.3

                                   CONSENT OF
                          MORGAN, LEWIS & BOCKIUS LLP

     We hereby consent to the use of our opinion as Exhibit 5 and the filing of our form of opinion as Exhibit 8.1 to the Registration Statement on Form S-4 of PXRE Corporation relating to the proposed merger of Transnational Re Corporation into PXRE Corporation and to the reference to our firm under the headings 'THE MERGER -- Certain Federal Income Tax Consequences' and 'Legal Matters' in the joint proxy statement/prospectus that is part of such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                          MORGAN, LEWIS & BOCKIUS LLP

October 30, 1996
New York, New York

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